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                                                                   EXHIBIT 10.16


PERSONAL & CONFIDENTIAL

May 29, 2001

Curtis M. Uehlein
Provant, Inc.
67 Batterymarch Street, Suite 500
Boston, MA 02110

Dear Curt:

      Provant, Inc., a Delaware corporation (the "Company"), is pleased to agree with you to amend the Employment Agreement dated October 8, 1999 by and between the Company and you (the "Employment Agreement") as follows:

      1. The term of the Employment Agreement set forth in Section 2 thereof shall be extended to, and shall expire on, May 1, 2004.

      2. In addition, Sections 3(a) and (b) of the Employment Agreement shall be amended as follows:

      (a) All references to "President and Chief Operating Officer" shall be deleted and shall be replaced by "President and Chief Executive Officer"; and

      (b) Instead of reporting to the Company's Chief Executive Officer and Board of Directors, you shall report solely to the Company's Board of Directors.

      In the event of any conflict between the Employment Agreement and this letter agreement, this letter agreement shall control. Except as expressly amended hereby, the Employment Agreement shall remain unmodified and in full force and effect.

      If the foregoing meets with your approval, please so indicate by signing both copies of this letter and returning one to us.

                                    Very truly yours,

                                    PROVANT, INC.

                                    By: /s/ Norman Fornella
                                        Norman Fornella
                                        Executive Vice President and
                                        Chief Financial Officer


Agreed to and accepted this 30th day of May 2001:

/s/ Curtis M. Uehlein
Curtis M. Uehlein